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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


                      We consent to the reference to our firm under the caption "Incorporation of Documents by Reference" in the Registration Statement on Form S-8 pertaining to the Charming Shoppes Variable Deferred Compensation Plan for Executives and to the incorporation by reference therein of our report dated March 10, 1997, with respect to the consolidated financial statements of Charming Shoppes, Inc. included in its Annual Report on Form 10-K for the year ended February 1, 1997, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
December 17, 1997